EXHIBIT 16.1

SADLER, GIBB & ASSOCIATES, L.L.C.

CERTIFIED PUBLIC ACCOUNTANTS

Registered with the Public Company

Accounting Oversight Board

August 21, 2014

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N. W.

Washington, DC 20549

Re: Supernova Energy Inc.

Commission File Number 333-165373

Dear Sirs:

We are not in agreement with the statements being made by Northumberland Resources, Inc. in its Form 10-Q dated August 19, 2014 as they were not reviewed by the firm prior to issuance.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Sadler, Gibb & Associates